SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 27, 2007

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At its July 27, 2007 meeting, the Management Development and Compensation Committee of the Board of Directors of Honeywell International Inc. (the “Company”) considered and approved the following compensation actions regarding Roger Fradin, President and CEO of the Company’s Automation and Control Solutions segment, for retention purposes: (i) increased his annual base salary to $1 million; (ii) approved the grant of 203,000 restricted stock units, vesting in one-third increments on each of the first three anniversaries of the date of grant; (iii) established a fixed value of $2 million (to be determined using the Company’s Black-Scholes valuation methodology) for his annual stock option grant, commencing with the 2008 grant; and (iv) approved an additional annual nonqualified pension benefit equal to 50% of his final average compensation for the last three years of his employment, provided that he remains continuously employed by the Company until age 60 (August 5, 2013).

A copy of a letter from the Company to Mr. Fradin regarding the above-described compensation actions will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	HONEYWELL INTERNATIONAL INC.

By:	/s/ Thomas F. Larkins Thomas F. Larkins Vice President, Corporate Secretary and Deputy General Counsel